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                                                                   Exhibit 10.10


                                December 9, 2003

Mr. Jeffrey C. Lapin
1000 Park Ave, Apt 4C
New York, NY 10028


        Re.:  Employment Agreement dated November 18, 2002 (the "Agreement")

Dear Mr. Lapin:

        This will confirm our agreement to amend the Agreement as follows:

        1. The second sentence of Section 1 of the Agreement is hereby deleted in its entirety.

        2. Section 2(d) is hereby amended to reflect that Employee is a director of Employer.

        3. Section 6(g) of the Agreement is hereby deleted in its entirety, and a new Section 6(g) is substituted in lieu thereof, to read as follows:
        "In the event Employee terminates the Agreement for any reason at any time after March 30, 2004, Employee shall be entitled to receive Salary and cash bonus (which bonus shall be not be less than $400,000 per annum) and health benefits for a period of eighteen (18) months from the date of termination by Employee, and Employee shall have the duties and obligations set forth in Section 7 of the Agreement. In the event Employee terminates the Agreement prior to March 30, 2004, Employee shall be entitled to payment of Salary and benefits through the date of termination by Employee, and Employee shall have the duties and obligations set forth in Section 7 of the Agreement. In the event the Agreement is terminated for any reason, Employee agrees to resign as a director of Employer effective as of the date of such termination."

    All other terms and conditions of the Agreement remain unchanged and are in full force and effect.

                                      Very truly yours,


                                      Take-Two Interactive Software, Inc.

                                      By: /s/ Ryan A. Brant
                                          -----------------------------
                                              Ryan A. Brant, Chairman


Agreed:

/s/ Jeffrey C. Lapin
-----------------------------
    Jeffrey C. Lapin